Exhibit 5

                       Griffith, McCague & Fernsler, P.C.
                           The Gulf Tower, Suite 3626
                                707 Grant Street
                              Pittsburgh, PA 15219

                                   ----------

           Phone: (412) 803-3690   Fax: (412) 803-3678   Email: gmfpclaw.com



                                 August 17, 2001



Referral Holdings Corporation
111 Congress Avenue
Suite 461
Austin, TX  78701

      RE:   Referral Holdings Corporation
            Registration Statement on Form SB-2
            Relating to the Offer of 1,600,000 Shares of Common Stock and 1,600,000 Common Stock Purchase Warrants

Gentlemen:

         We have acted as special counsel for Referral Holdings Corporation (the "Company"), a Nevada corporation organized under the Nevada general corporation laws, in connection with the registration under the Securities Act of 1933, as amended, of 1,600,000 shares of common stock ("Shares") and 1,600,000 common stock purchase warrants ("Warrants") of the Company. The Shares are being offered to shareholders of Innovation International, Inc. ("Inno") without a fee or charge to them pursuant to the terms of an agreement among the Company, Inno, Referral Finance.com Corporation (now Referral Finance Corporation) ("RFC") and Glenn A. LaPointe pursuant to which the Company acquired all the outstanding shares of RFC.

         You have requested our opinion regarding the legality of the Shares and Warrants registered pursuant to the Registration Statement on Form SB-2 (the "Registration Statement"). We have examined originals or copies, certified to our satisfaction, of such records, agreements and other instruments of the Company, certificates of public officials, certificates of the officers or other representatives of the Company and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have when relevant facts were not independently established, relied upon written certifications of officers and references, including, but not limited to, statements contained in the Registration Statement. Our opinions, insofar as they address issues of Nevada law, are based solely upon our review of (1) the records of the Company, (2) the Nevada General Corporation Law and (3) a certified copy of the Company's

Articles of Incorporation dated April 26, 2000. Subject to the foregoing, we do not express our opinion concerning any law other than the federal laws of the United States.

         We have assumed the genuineness of all signatures on documents reviewed by or presented to us, the legal capacity of natural persons, the authenticity of all items presented to us as originals and the conformity with originals of all items submitted to us as copies.

         Based upon the foregoing, we are of the opinion that:

          1. The Company is a duly organized and validly existing corporation under the laws of the State of Nevada.

          2. The Shares and Warrants of the Company to be offered pursuant to the Prospectus forming a part of the Registration Statement are validly authorized and when (1) the burden and provisions of the Securities Act of 1933, as amended, and such state securities laws and regulations as may be applicable have been complied with and (2) such Shares and Warrants have been duly delivered as contemplated by the offer contained in the Prospectus and in accordance with the terms of the agreement, such Shares and Warrants will be validly issued, fully paid and non-assessible under the law of the State of Nevada.

         Our opinion is expressed as of the date hereof and we do not assume any obligations to date or supplement our opinion to reflect any fact or circumstances which hereafter come to our attention or any change in the law that hereafter occurs.

         We consent to the reference to our firm in the "Legal Matters" section of the Prospectus and the inclusion of this opinion as an Exhibit to the Registration Statement.

                                        GRIFFITH, McCAGUE & FERNSLER, P.C.


                               By:      /s/ Charles B. Jarrett, Jr.
                                        ---------------------------
                                        Charles B. Jarrett, Jr.

CBJ/hmc